Exhibit 4.4



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                             DUQUESNE LIGHT COMPANY




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                              OFFICER'S CERTIFICATE




       (Under Section 301 of the Indenture of Mortgage and Deed of Trust,
                           dated as of April 1, 1992)



                  Establishing Series of Securities Designated


                         First Mortgage Bonds, Series O


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                                  _______, 2002






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


                             DUQUESNE LIGHT COMPANY

                              OFFICER'S CERTIFICATE
                      (Under Section 301 of the Indenture,
                           dated as of April 1, 1992)


         I, Frosina C. Cordisco, the Treasurer of DUQUESNE LIGHT COMPANY (the "Company"), in accordance with Section 301 of the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992, as amended and supplemented (the "Indenture", capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company to JPMorgan Chase Bank (successor by merger to The Chase Manhattan Bank, successor in trust to Mellon Bank, N.A.), trustee (the "Trustee"), do hereby establish for the series of Securities established in Supplemental Indenture No. 19, dated as of [month/day], 2002 the terms and characteristics set forth in this Officer's Certificate.

                                     PART I

         Set forth below in this Part I are the terms and characteristics of the aforesaid series of Securities referred to in clauses (a) through (t) in the second paragraph of Section 301 of the Indenture (the lettered clauses set forth herein corresponding to such clauses in said Section 301).

         (a) the title of the Securities of such series, being Series No. 23 under the Indenture, shall be "First Mortgage Bonds, Series O" (the Securities of such series, for purposes of this Officer's Certificate, being sometimes hereinafter called the "Bonds");

         (b) the aggregate principal amount of Bonds which may be authenticated and delivered under the Indenture shall not be limited;

         (c) interest on the Bonds shall be payable to the Person or Persons in whose names the Bonds are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of bond attached hereto and hereby authorized and approved;

         (d) the principal of the Bonds shall be payable on _________________;

         (e) the Bonds shall bear interest at the rate of ________ percent (___%) per annum; interest on the Bonds shall accrue from ___________, 2002 or the most recent date to which interest has been paid or duly provided for; interest on any Bonds shall be payable semi-annually on __________ and ___________ of each year (each an "Interest Payment Date"), commencing
_________, 2002; and the Regular Record Date with respect to each Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date;

         (f) the corporate trust office of JPMorgan Chase Bank in New York, New York shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Bonds at Maturity shall be payable upon presentment, interest prior to Maturity to be paid as specified in the form of bond attached hereto, (ii) registration of transfer of the Bonds may be effected, (iii) exchanges of Bonds may be effected and (iv) notices and demands to or upon the Company in respect of the Bonds and the Indenture may be served; and JPMorgan Chase Bank shall be the Security Registrar and a Paying Agent for the Bonds; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such place or the Security Registrar or such Paying Agent; and provided, further, that the Company reserves the right to designate, by one or more Officer's

Certificates supplemental to this Officer's Certificate, its principal corporate office in Pittsburgh, Pennsylvania as any such place or itself as the Security Registrar;

         (g) the Bonds shall be redeemable in whole or in part, at the option of the Company;

         (h) inapplicable;

         (i) the Bonds shall be issued in denominations of $1,000 and any integral multiple thereof;

         (j) inapplicable;

         (k) inapplicable;

         (l) inapplicable;

         (m) inapplicable;

         (n) inapplicable;

         (o) inapplicable;

         (p) inapplicable;

         (q) the Bonds are initially to be issued in global form, registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depositary"). Such Bonds shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

         (i) such Bonds may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

         (ii) such Bonds may be exchanged for definitive Bonds registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

         (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Bonds and the Trustee shall not have been notified by the Company within ninety
         (90) days of the identity of a successor securities depositary with respect to such Bonds; or

         (B) the Company shall have delivered to the Trustee a Company Order to the effect that such Bonds shall be so exchangeable on and after a date specified therein;

it being understood that any such registration of transfer or exchange shall be effected in accordance with Section 305 of the Indenture;

         (r) inapplicable;

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

         (s) no service charge shall be made for the registration of transfer or exchange of the Bonds; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange; and

         (t) inapplicable.

                                     PART II

         Set forth below in this Part II are additional terms of the Bonds, as contemplated by clause (u) in the second paragraph of Section 301 of the Indenture.

         (a) the Bonds shall have such further terms as are set forth in the form of bond attached hereto as Exhibit A.

         (b) if the Company shall make any deposit of money and/or Government Obligations with respect to any Bonds, or any portion of the principal amount thereof, as contemplated by Section 901 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 901 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

         (i) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section 901), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Bonds or portions thereof, all in accordance with and subject to the provisions of Sections 901 and 903 of the Indenture; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

         (ii) an Opinion of Counsel to the effect that the Holders of such Bonds, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

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         IN WITNESS WHEREOF, I have executed this Officer's Certificate this
____ day of [month], 2002.


                               ---------------------------------------
                               Name:      Frosina C. Cordisco
                               Title:     Vice President and Treasurer

                                                                      EXHIBIT A

                             DUQUESNE LIGHT COMPANY
                          FIRST MORTGAGE BOND, SERIES O



ORIGINAL ISSUE DATE:
STATED MATURITY:
STATED INTEREST RATE:
INTEREST PAYMENT DATES:
REGULAR RECORD DATES:


                    This Security is not a Discount Security
             within the meaning of the within-mentioned Indenture.

                       ___________________________________

Principal Amount                                                  No.  ______
$___________

     DUQUESNE LIGHT COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns, the principal sum of



on the Stated Maturity specified above, and to pay interest thereon, at the Stated Interest Rate specified above, from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above, commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, and at Maturity, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Unpaid Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of this Security and interest hereon at Maturity shall be made upon presentation hereof at the office of the Company in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of the principal of and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by an Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and JPMorgan Chase Bank (successor by merger to The Chase Manhattan Bank, successor in trust to Mellon Bank, N.A.), trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

     [Redemption provisions]

     [Notice of redemption at the election of the Company shall be given to Holders of Securities not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption, all as provided in the Indenture. Such notice shall be in writing and delivered by mail, facsimile transmission or electronic transmission, or may be oral, promptly confirmed by one of such means. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

     In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

     If an Event of Default under the Indenture shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the


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

rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof shall be deemed to have been paid for all purposes of the Indenture and to be no longer outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof shall be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee, in trust, money in an amount which shall be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, shall provide moneys which, together with moneys so deposited, shall be sufficient, to pay when due the principal of and interest on this Security when due.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of the Company in Pittsburgh, Pennsylvania or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, shall be issued to the designated transferee or transferees.

     The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance, or other transfer of lease, subject to the lien of the Indenture, of the mortgaged property to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company, in certain circumstances, from such obligations.

     The Securities of this series are issuable only as registered Securities, without coupons, and except as otherwise provided in the Indenture, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of


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

this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of the Company in Pittsburgh, Pennsylvania or such other office or agency as may be designated by the Company from time to time.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Security shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

     Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                          DUQUESNE LIGHT COMPANY



                                          By:  _____________________________
                                                Vice President and Treasurer

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



                          CERTIFICATE OF AUTHENTICATION



      This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.


Dated:  ____________________        JPMORGAN CHASE BANK, as Trustee



                                    By:  ______________________________
                                             Authorized Signatory

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THIS SECURITY MAY BE EXCHANGED FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL OWNERS HEREOF ONLY IF (A) THE DEPOSITARY IS AT ANY TIME UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS, OR (B) THE COMPANY ELECTS TO ISSUE CERTIFICATED SECURITIES TO BENEFICIAL OWNERS (AS CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY) OF ALL SECURITIES OF THE SERIES DESIGNATED ABOVE.

                              _____________________

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

______________________________________________________________________________
   [please insert social security or other identifying number of assignee]

______________________________________________________________________________
      [please print or typewrite name and address of assignee]

______________________________________________________________________________
the within Security of DUQUESNE LIGHT COMPANY and does hereby irrevocably constitute and appoint ___________________, attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.


Dated: ________________


      _____________________________________________
      Notice: the signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever




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